                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): January 15, 2014

                                Aehr Test Systems
             (Exact name of Registrant as specified in its charter)

          California                    000-22893             94-2424084
(State or other jurisdiction of (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                               400 Kato Terrace
                           Fremont, California 94539
         (Address of principal executive offices, including zip code)

                                 510-623-9400
             (Registrant's telephone number, including area code)

                                     N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Change in Annual Base Salaries for Certain Officers

      On January 15, 2014, the Board of Directors of Aehr Test Systems approved the termination of the pay reductions that took effect March 5, 2013 such that the annual base salaries of the Chief Executive Officer and the other Named Executive Officers shall be restored to their pre - March 5, 2013 levels. The termination of the pay reductions resulted in an increase to the annual base salary of the Chief Executive Officer of approximately 25% and an increase to the annual base salaries of the other Named Executive Officers of approximately 18% as compared to such officers' current annual base salary levels. Such changes will be effective as of January 4,2014.

                                  SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Aehr Test Systems
                                                  (Registrant)
Date:  January 21, 2014
                                          By:   /S/ GAYN ERICKSON
                                               -------------------------
                                               Gayn Erickson,
                                               President and
                                               Chief Executive Officer